USE BLACK INK ONLY DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78,78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

PIRANHA INTERACTIVE PUBLISHING, INC.

2. Description of the original document for which correction is being made:

Amendment to Articles of lncorporation - DESIGNATION OF RIGHTS, PRIVILEGES, AND PREFERENCES OF 2007 SERIES A CONVERTIBLE PREFERRED STOCK

3. Filing date of the original document for which correction is being made: 1/9/2008

4. Description of the inaccuracy or defect.

The designation incorrectly referred to the preferred stock as convertible in its title referring to the preferred stock as the “2007 Scries A Convertible Preferred Stock.” Instead the title should have read “2007 Series A Preferred Stock” since there was no convertible feature in the preferred stock.

5, Correction of the inaccuracy or defect.

The following changes are hereby made to remove all reference to “convertible” by changing the title of the preferred stock to “2007 Series A Preferred Stock” as follows: The title is hereby changed to read: DESIGNATION OF RIGHTS, PRIVILEGES AND PREFERENCES OF 2007 SERIES A PREFERRED STOCK and all references to “2007 Series A Convertible Preferred Stock” shall be replaced with “2007 Series A Preferred Stock,”

Unless otherwise corrected the designation shall remain unchanged.

6. Signature:

President	9/26/2008
Title*	Date

“If entity is a corporation, it must be signed by an officer if stock has been issued. OR an Incorporator or director If stock has not been issued; a limited -liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees.	Nevada Secretary of state Correction
Revised 7-1-08